Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[*****]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SPECIAL PROVISIONS ATTACHED TO AND FORMING PART OF

THE BASE CONTRACT FOR SALE AND PURCHASE OF NATURAL GAS

Dated July 22, 2021

by and between

BP Canada Energy Marketing Corp., BP Products North America Inc., and Gevo NW Iowa RNG, LLC

Section 1. Purpose & Procedures

In Section 1.2 add the phrase “or other electronic means of communication” after “conversation” and before “with” in the second line.

In Section 1.3 delete “mutually agreeable electronic means” in the second line and replace it with “other electronic means of communication”.

Section 2. Definitions

Definition of “Spot Price” in Section 2.31 shall be amended by deleting the last sentence and replacing with the following:

“If no price or range of prices is published for such Day, then the Spot Price shall be determined in accordance with Section 14 as modified herein.”

Add the following at the end of Section 2:

“2.36         “Applicable Law” means any foreign, federal, state, tribal or local law, statute, regulation, code, ordinance, license, permit, compliance requirement, decision, order, writ, injunction, directive, judgment, policy, decree, including any judicial or administrative interpretations thereof, or any agreement, concession or arrangement with any governmental authority, applicable to either party or either party’s performance under a transaction, and any amendments or modifications to the foregoing.

Section 3. Performance Obligation

Add the following as Sections 3.5 and 3.6:

“3.5.         Each party is entering into this Contract in reliance on the Applicable Laws in effect on the date hereof. If at any time after a transaction is entered into a new Applicable Law is enacted or existing Applicable Law is amended, replaced or repealed (a “Regulatory Event”), in a way which individually or collectively has a material adverse economic effect upon a party (such party the “Affected Party”) under a particular transaction (each such transaction an “Affected Transaction”) and which does not constitute a Force Majeure event, then the Affected Party may notify the other party that it desires in good faith to renegotiate the material terms or conditions of the Affected Transaction(s) in order to address the effects of the Regulatory Event with a goal of returning the Parties to the original allocation of risk and economic benefit existing prior to the Regulatory Event. Such Notice shall state how the Regulatory Event impacts the Affected Transactions and the proposed terms upon which the Affected Party would like to continue to perform the Affected Transaction(s) with respect to any Gas not yet delivered.

If a Regulatory Event occurs and after good faith negotiations the parties fail to renegotiate the price or other material terms or conditions within thirty Days of the Notice either party shall have the right by initiate arbitration proceedings as set forth in Section 15.18. The arbiter(s) shall decide if [*****]. In addition, if the EPA Renewable Fuels Standard or Low Carbon Fuel Standard programs are repealed or replaced, then the value of any RINs or LCFS Credits held by Buyer’s Affiliate related to the Marketing Quantity (as defined in the Transaction Confirmation) shall be deemed to be zero. The intent of the parties is that if an event occurs which makes it unlawful under Applicable Law for a party to perform any material provision in relation to the Contract, then such party may suspend performance hereunder; however, the parties will treat such event as a Regulatory Change and proceed to resolve such issue as set forth in this paragraph.

3.6.         Any Gas sold and delivered by Seller to Buyer at the Delivery Point(s), and purchases made and received from Seller by Buyer at the Delivery Point(s), shall be deemed delivered in the following order: (i) Gas where the Contract Price is a fixed price or has a fixed price component, (ii) Firm (Fixed Quantity), (iii) Firm (Variable Quantity) and (iv) Interruptible.”

Section 6. Taxes

In Section 6, add the following at the end “The Contract Price does not include any applicable state or local, gross receipts, compensating, utility, transaction privilege, sales or use tax, and any other transactional-type tax which may be levied as a result of sales of or use of Gas hereunder and that is allowed by applicable law to be invoiced to the Buyer as a separate charge from the Contract Price, whether measured by quantity or revenues; and if there are any such taxes Seller will invoice Buyer and Buyer will pay Seller the amount of such taxes which Seller will remit as required by applicable law. The parties agree to cooperate, in the event either party in good faith protests, contests, disputes, or files a refund request, with the applicable taxing authority or court with jurisdiction, by providing any relevant information, upon request, within a party’s possession, which will support the filing party’s filing.”

Section 7. Billing, Payment and Audit

In Section 7.6, add the following at the end of the next to last sentence before the “.”: “; provided, however, that the finality of all invoices and billings shall not apply to Taxes or any adjustments made by Transporter(s) under the terms of its applicable tariff, and the responsible party under the Contract shall continue to be responsible for such amounts”.

In Section 7.7 delete “or pursuant to Section 7.3” in the fourth line .

Section 8. Title, Warranty, and Indemnity

In Section 8.4 add “to the extent the Delivery Point is located therein” before “;” in the third line.

Confidential

Section 10. Financial Responsibility

Delete Section 10.1 in its entirety and replace it with the following: “The Parties acknowledge and agree that, in support of Buyer’s obligations hereunder and to induce Seller to enter into this Contract, BP Corporation North America Inc. is issuing and delivering to Seller on the date hereof that certain Parent Guaranty for the benefit of Seller.”

In Section 10.2, add the following before the “.” at the end of the last sentence: “provided that no suspension of performance shall continue for more than ten Business Days unless an Early Termination Date has been declared and the Defaulting Party has been given Notice thereof in accordance with Section 10.3.”

In the second paragraph of Section 10.3.1, add the following after the “.” at the end of the last sentence: “The Non-Defaulting Party may aggregate any loss or cost incurred in connection with its terminating, liquidating or re-establishing any Terminated Transaction or any hedge related to a Terminated Transaction.”

In Section 10.3.2, add the following after the last sentence: “Nothing in this Section will be effective to create a charge or other security interest. This Section will be without prejudice and in addition to any right of setoff, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which a party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise). ”

In Section 10.4, (i) replace “second” in the sixth line with “fifth”, and (ii) add the following at the end thereof: “Notwithstanding the foregoing, if the Non-Defaulting Party owes the Net Settlement Amount to the Defaulting Party, the obligation of the Non-Defaulting Party to pay to the Defaulting Party the Net Settlement Amount, shall not arise until, and shall be subject to the condition precedent that, (i) all transactions are terminated in accordance with this Contract and (ii) all obligations (contingent or absolute, matured or unmatured) of the Defaulting Party and any Affiliate of the Defaulting Party to make any payment to the Non-Defaulting Party or any Affiliate of the Non-Defaulting Party shall have been fully and finally performed.”

In Section 10.5, add the following after the last sentence: “Each party further agrees that the other party is not a “utility” as such term is used in 11 U.S.C. Section 366, and each party agrees to waive and not to assert the applicability of the provisions of 11 U.S.C. Section 366 in any bankruptcy proceeding involving such party. In addition, each party agrees that, for any Gas actually consumed (rather than resold) by such party, if Gas is not delivered pursuant to this Contract, the local Gas distribution utility for such party is the provider of last resort and can supply such party’s Gas consumption needs.”

Section 11. Force Majeure

In Section 11.2, add the following after the last sentence: “In no event shall Seller be under any obligation to source Gas from storage or other markets if an event of Force Majeure occurs. To the extent an event of Force Majeure occurs, Seller or Buyer will allocate the supply or purchase of Firm Gas for affected transactions, as applicable, on a pro rata basis with other similarly situated Firm Gas customers.”

Add the following as Section 11.7:

“11.7         If Seller's performance of its obligations to deliver Gas to all its firm customers is excused pursuant to this Section 11, Seller shall apportion the available gas supply ratably among Buyer and other customers, to the maximum extent feasible, in the percentage proportion of the contract quantity due each customer compared to the aggregate contract quantity of Seller's firm Gas sales commitments at the time of the curtailment.”

Section 14. Market Disruption

In Section 14, delete (i) “and averaging the four quotes” at the end of the first sentence; and (ii) the second sentence and replace it with the following: “Once the parties obtain the quotes, the following methodology shall be used to determine the replacement price for the Floating Price: (i) if each party obtains two quotes, the arithmetic mean of the quotations, excluding the highest and lowest values, shall be utilized; (ii) if one party obtains two quotes and the other party only obtains one quote, the highest and lowest values shall be excluded and the remaining quotation shall be utilized; (iii) if both parties each obtain one quote, the arithmetic mean of the quotations shall be utilized; or (iv) if only one party is able to obtain a quote, the obtained quotation shall be utilized. For purposes of the foregoing sentence, if more than one quotation is the same as another quotation, and such quotations are the highest and/or lowest values, only one of the quotations shall be excluded.”

Section 15. Miscellaneous

Delete Section 15.3 in its entirety and replace it with the following:

“15.3.         No waiver of any breach of this Contract, or delay, failure or refusal to exercise or enforce any rights under this Contract (including any rights to claim excused performance as a result of an event of Force Majeure), shall be held to be a waiver of any other or subsequent breach, or be construed as a waiver of any such right then existing or arising in the future.”

In Section 15.10: (i) in the second line, add “or any financial information provided by a party under the terms of this Contract” after “the terms of any transaction” and (ii) in the third line add “Affiliates,” before “employees”.

Add the following as Section 15.13:

“15.13.         To the extent, if any, that a transaction does not qualify as a “first sale” as defined by the Natural Gas Act and §§ 2 and 601 of the Natural Gas Policy Act, each party irrevocably waives any rights, including rights under §§ 4-5 of the Natural Gas Act, unilaterally to seek or support a change to any terms and conditions of the Contract, including but not limited to the rate(s), charges, or classifications set forth therein. By this provision, each party expressly waives its right to seek or support, either directly or indirectly, and by whatever means: (i) an order from the U.S. Federal Energy Regulatory Commission (“FERC”) seeking to change any of the terms and conditions of the Contract agreed to by the parties; and (ii) any refund from the other party with respect to the Contract. Each party further agrees that this waiver and covenant shall be binding upon it notwithstanding any regulatory or market changes that may occur after the date of the Base Contract or any transaction entered into between the parties. Absent the agreement of both parties to the proposed change, the standard of review for changes to any terms and conditions of the Contract proposed by (a) a party, to the extent that the waiver set forth in this Section 15.13 is unenforceable or ineffective as to such party due to a final determination being made under applicable law that precludes the party from waiving its rights to seek or support changes from the FERC to the terms and conditions of this Contract, (b) a non-party, or (c) the FERC acting sua sponte, shall solely be the “public interest” application of the “just and reasonable” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956) and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the “Mobile-Sierra Doctrine”), as the Mobile-Sierra Doctrine has been clarified by Morgan Stanley Capital Group, Inc. v. Public Util. Dist. No. 1 of Snohomish 128 S.Ct. 2733 (2008) and NRG Power Marketing, LLC v. Maine Public Utilities Commission 130 S. Ct. 693 (2010).”

Confidential

Add the following as Section 15.14:

“15.14.         Subject to the provisions of Section 11, the parties hereby agree that a Cyber Attack (as defined below) that causes (i) the failure to perform a Firm obligation or (ii) a breach of a Party’s confidentiality obligations arising under Section 15.10, will constitute an event of Force Majeure. In addition, notwithstanding the provisions of Section 10.2, the parties agree that a failure to pay that is solely the result of a Cyber Attack will not constitute an Event of Default; provided that (a) sufficient funds were available for such party to fulfil its obligations hereunder on the relevant date, and (b) the payment is made as soon as practicable but in no event later than 3 Days after the occurrence of the Cyber Attack. “Cyber Attack” means a third-party attack that compromises the integrity or availability of information from an information system or systems required to perform the obligations under this Contract.

Add the following as Section 15.15:

“15.15.         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS CONTRACT OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS ARISING UNDER OR IN CONNECTION WITH THIS CONTRACT.”

Add the following as Section 15.16:

“15.16.         This Contract shall be considered for all purposes as prepared through the joint efforts of the parties and shall not be construed against one party or the other as a result of the manner in which this Contract was negotiated, prepared, drafted or executed.”

Add the following as Section 15.17:

“15.17.         The parties hereby acknowledge that BP Canada Energy Marketing Corp.’s Affiliate, BP Products North America Inc., is executing this Contract solely for the purpose of allowing the parties to transfer the RINs or LCFS Credits generated from the purchase and sale of Biogas that is converted to a Vehicle Fuel pursuant to the Biogas Addendum to this Contract directly to BP Products North America Inc. and to allow for payments for such RINs or LCFS Credits to be made directly to or from BP Products North America Inc.”

Add the following as Section 15.18:

“15.18. Any unresolved dispute arising out of or relating to this Contract, or the breach, termination or validity thereof, shall be finally settled in accordance with the American Arbitration Association (“AAA”) rules for commercial arbitration in effect on the date of this Contract. The arbitrators shall be independent and selected by AAA. If the total amount in dispute is less than One Million US Dollars ($1,000,000) there shall be a single (1) arbitrator. If the total amount in dispute is One Million US Dollars ($1,000,000) or greater, there shall be three (3) arbitrators. The award of the arbitrators shall be accompanied by a reasoned opinion. The United States Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Contract. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York, and the language of the arbitration shall be English. Except to the extent expressly provided herein, the arbitrators are not empowered to award consequential, indirect, special, punitive or exemplary damages, and each Party hereby irrevocably waives any damages in excess of actual damages. Either Party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Contract, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that Party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). The courts of the State of New York shall have jurisdiction to hear any action to compel arbitration or any other judicial proceedings with respect to this Contract.”

Add the following as Section 15.19:

“15.19. Buyer acknowledges that Seller may elect to finance all or part of its costs of the transactions contemplated by this Contract, including the costs of the construction of the Project (as defined in that certain Biogas Supply Addendum by and between the Parties dated as of the date hereof). Buyer and/or Buyer’s Affiliate agrees to provide such assistance (at Seller’s sole cost and expense) as Seller may reasonably request in connection with such financing. Notwithstanding the foregoing, in the event that Seller advises Buyer that a consent to collateral assignment is reasonably necessary and appropriate for such financing, Buyer and/or Buyer’s Affiliate shall promptly enter into a collateral assignment agreement with Seller and the applicable counterparty substantially in the form of Exhibit A or such other form proposed by Seller that is reasonably acceptable to Buyer, provided that none of the terms of such consent shall: (i) relieve Seller of any of its obligations under this Contract (except in the case of an assignment of this Contract that is permitted under the terms of this Contract); (ii) cause a material decrease of the economic benefits, or a material increase of the costs, of the transactions contemplated by this Contract to Buyer; or (iii) create a materially increased economic or legal risk to Buyer with respect to Seller in connection with the transactions contemplated by this Contract.”

Exhibit A. Form of Collateral Assignment

Add Exhibit A attached hereto as a new Exhibit A.

[Signature Page Follows]

Confidential

BP CANADA ENERGY MARKETING CORP.	GEVO NW IOWA RNG, LLC

By: _/s/ John Armstrong________________	By: /s/ Lynn Smull

Name: _John Armstrong________________	Name: Lynn Smull__________________

Title: _Vice President__________________	Title: CFO

BP PRODUCTS NORTH AMERICA INC. (“Buyer’s Affiliate”)

By: _/s/ Sean Reavis___________________

Name: _Sean Reavis___________________

Title: _Vice President__________________

Confidential

Exhibit A

Form of Consent to Collateral Assignment

This CONSENT AND AGREEMENT, dated as of [___________] (as amended, supplemented or otherwise modified from time to time, this “Consent”) is entered into by BP Canada Energy Marketing Corp., a Delaware corporation (“Buyer”), and BP Products North America Inc., an Indiana corporation (“Buyer’s Affiliate” and, together with Buyer, “Contracting Party”), and Gevo NW Iowa RNG, LLC, a Delaware limited liability company (“Company”), for the benefit of [LENDER/COLLATERAL AGENT], in its capacity as the collateral agent (together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

RECITALS

WHEREAS, Company owns and is constructing and intends to operate (i) the facility located in Iowa that is capable of producing Biogas (as such term is defined in the Assigned Agreement (as defined below)) and (ii) related facilities, including storage facilities, rail facilities, and truck rack facilities (collectively, the “Facilities”);

WHEREAS, Contracting Party and Company are party to that certain Base Contract for Sale and Purchase of Natural Gas (the “Base Contract”), and the the Special Provisions, Biogas Addendum and Transaction Confirmation thereto, each dated as of [________] (collectively with the Base Contract, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Assigned Agreement”);

WHEREAS, Company desires to sell to Contracting Party and Contracting Party desires to purchase certain Biogas produced by Company at the Facilities pursuant to the terms and conditions of the Assigned Agreement;

[WHEREAS, Company, the Collateral Agent, the lenders from time to time party thereto (the “Lenders”), the agents and certain other parties thereto have entered into that certain Credit Agreement, dated as of [ ] (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders will make loans and other extensions of credit to Company]1;

[WHEREAS, in consideration of the extensions of credit and other financial accommodations made by the Lenders, as set forth in the Credit Agreement, and as security for Company’s obligations under the Credit Agreement, Company has entered into that certain [Security Agreement], dated as of the date of the Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement” and, together with the Credit Agreement and other related financing documents, the “Financing Documents”), among Company, the Collateral Agent and the other parties thereto, for the benefit of the Lenders and certain other secured parties referred to therein (collectively, the “Secured Parties”), pursuant to which Company has assigned, as collateral security, all of its right, title and interest in, to and under, and granted a first priority security interest in its rights and obligations under, the Assigned Agreement]2; and

WHEREAS, it is a condition precedent to the obligations of the Secured Parties to [make loans, issue letters of credit and extend certain other credit]3 to Company under the Financing Documents that Contracting Party shall have executed and delivered this Consent.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree, notwithstanding anything to the contrary in the Assigned Agreement, as follows:

1 Note to Draft: Exact description of this credit agreement to reflect the actual loan documentation.

2 Note to Draft: Exact description of this security agreement to reflect the actual documentation.

3 Note to Draft: Exact description of these credit extensions to reflect the actual loan documentation.

Confidential

ARTICLE 1.
DEFINED TERMS

The following terms when used in this Consent, including the preamble and recitals hereto, shall have the following meanings:

“Approval” means any consent, order, authorization, or approval of; waiver or any other action by; or registration, declaration or filing with, any Person, board or body, public or private.

“Assigned Agreement” has the meaning given in the recitals.

“Assigned Interests” has the meaning given in Section 2.1.

“Business Day” means any day on which the Federal Reserve Bank of New York is open for business.

“Collateral Agent” has the meaning given in the preamble.

“Company” has the meaning given in the preamble.

“Consent” has the meaning given in the preamble.

“Contracting Party” has the meaning given in the preamble.

“Credit Agreement” has the meaning given in the recitals.

“Enforcement Action” has the meaning given in Section 2.2.

“Facilities” [has the meaning given in the recitals].4

“Financing Documents” has the meaning given in the recitals.

“Governmental Authority” means, in respect of any country, any national, regional, state, or local government, any subdivision, agency, commission or authority thereof (including any maritime authorities, port authority or any quasi-governmental agency) having jurisdiction over Contracting Party or Company, as applicable, the Facilities, the Biogas (as defined in the Assigned Agreement) delivered pursuant to the Assigned Agreement, the applicable truck or rail car, or an interconnecting pipeline, as the case may be, and acting within its legal authority.

“Lenders” has the meaning given in the recitals.

“Permitted Transferee” means any Person that is an assignee of the Assigned Agreement pursuant to the terms of Section 15.1 of the Base Contract; provided that such assignee has provided the Contracting Party, to the extent requested, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.L. 107-56, signed into law October 26, 2001. For the avoidance of doubt, (i) an assignment of rights to payment is permitted without any assumption obligation, (ii) the Financing Documents may be assigned by the Collateral Agent without such an assumption obligation, (iii) the Collateral Agent may assign its position to a successor collateral agent without such an assumption and (iv) in the event that the Collateral Agent forecloses upon Company’s Facilities or otherwise acquires the Assigned Agreement, it shall assume all obligations of Company under the Assigned Agreement arising on and after the date of such foreclosure or acquisition.

“Person” means any natural person, corporation, partnership, trust, joint venture, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Secured Parties” has the meaning given in the recitals.

“Security Agreement” has the meaning given in the recitals.

4 Note to Draft: To be revised based on the scope of the Collateral Agent’s lien under the Financing Documents, if applicable.

Confidential

ARTICLE 2.
CONSENT TO ASSIGNMENT, ETC.

2.1    Consent to Assignment.

Contracting Party (a) acknowledges that the Secured Parties are [making loans, issuing letters of credit and extending certain other credit]5 to Company in reliance upon the execution and delivery by Contracting Party of this Consent, and (b) consents in all respects to the collateral assignment of all of Company’s right, title and interest in, to and under the Assigned Agreement, including all of Company’s rights to receive payment under or with respect to the Assigned Agreement and all payments due and to become due to Company under or with respect to the Assigned Agreement, whether as contractual obligations, damages, indemnity payments or otherwise (collectively, the “Assigned Interests”).

2.2    limitation on assignment.

  2.2.1    The Collateral Agent acknowledges and confirms that, notwithstanding any provision to the contrary under Applicable Law (as defined in the Assigned Agreement) or in any Financing Document executed by Company, the Collateral Agent shall not assume, sell or otherwise dispose of the Assigned Agreement (whether by foreclosure sale, conveyance in lieu of foreclosure or otherwise) unless, on or before the date of any such assumption, sale or disposition, the Collateral Agent or any third party, as the case may be, assuming, purchasing or otherwise acquiring the Assigned Agreement (a) cures any and all defaults of Company under the Assigned Agreement which are capable of being cured and which are not personal to Company, (b) executes and delivers to Contracting Party a written assumption of all of Company’s rights and obligations under the Assigned Agreement on and after the date of assumption in form and substance reasonably satisfactory to Contracting Party, (c) otherwise satisfies and complies with all requirements of the Assigned Agreement and (d) is a Permitted Transferee.

  2.2.2    Contracting Party acknowledges and agrees that, notwithstanding anything to the contrary in the Assigned Agreement, none of (a) the creation of a security interest in the Assigned Agreement pursuant to the Security Agreement, (b) the foreclosure or any other enforcement action (any such action an “Enforcement Action”) undertaken by the Collateral Agent in respect of its rights under the Security Agreement or any other related pledge agreement or mortgage, (c) the acquisition of the rights of Company under the Assigned Agreement as a consequence of any Enforcement Action by the Collateral Agent or any Permitted Transferee in accordance with this Consent, as a result of foreclosure (or acceptance of an absolute assignment of the Assigned Agreement in lieu of Enforcement Action) or (d) the assignment of the Assigned Agreement by the Collateral Agent to a Permitted Transferee as a consequence of an Enforcement Action or following an absolute assignment thereof in lieu of an Enforcement Action, in each case, in accordance with this Consent, shall constitute, in and of itself, a default by Company under the Assigned Agreement.

2.3    Right to Cure.

In the event of an Event of Default (as defined in the Assigned Agreement) in respect of Company in the performance of any of its obligations under the Assigned Agreement or any other circumstance giving rise to Contracting Party’s right to terminate the Assigned Agreement pursuant to its terms (each hereinafter a “Company Event of Default”), notwithstanding any notice period provided in the Assigned Agreement, Contracting Party shall not terminate the Assigned Agreement unless Contracting Party or Company gives written notice of such Company Event of Default to the Collateral Agent and affords the Collateral Agent a period of ten (10) days from the date of receipt of such notice (or if such default is a non-monetary default, a period of thirty (30) days from the date of receipt of such notice) to cure such Company Event of Default; provided, however, that (a) if possession of the Facilities is necessary to cure such Company Event of Default and the Collateral Agent or Permitted Transferee has commenced foreclosure proceedings against Company within twenty (20) days of receiving notice of a Company Event of Default from Contracting Party or Company, whichever is received first, the Collateral Agent or Permitted Transferee will be allowed a reasonable time to complete such foreclosure proceedings, such time not to exceed one hundred eighty (180) days, and (b) if the Collateral Agent or Permitted Transferee is prohibited from curing any such Company Event of Default by any process, stay or injunction issued by any Governmental Authority or pursuant to any bankruptcy or insolvency proceeding or other similar proceeding involving Company, then the additional time periods provided herein for curing a Company Event of Default shall be extended for the period of such prohibition. In the event the Collateral Agent succeeds to Company’s interest in the Facilities as a result of foreclosure proceedings, the Collateral Agent or purchaser or grantee pursuant to such foreclosure shall be subject to the requirements of Section 2.2.

Confidential

2.4    Replacement Agreement.

In the event that (a) the Assigned Agreement is rejected by a trustee, liquidator, debtor‑in‑possession or similar Person in any bankruptcy, insolvency or similar proceeding involving Company or (b) the Assigned Agreement is terminated as a result of any bankruptcy, insolvency or similar proceeding involving Company, Contracting Party shall, at the option of the Collateral Agent exercised within forty-five (45) days after such rejection or termination, enter into a new agreement with the Collateral Agent or a Permitted Transferee designated by the Collateral Agent having identical conditions, agreements, terms, provisions and limitations as the original Assigned Agreement (subject to any conforming changes necessitated by the substitution of parties and other changes as the parties may mutually agree); provided that (i) the term under such new agreement shall be for the balance of the remaining term under the original Assigned Agreement immediately before giving effect to such rejection or termination, (ii) the Collateral Agent or a Permitted Transferee designated by the Collateral Agent shall certify in writing to Contracting Party that it intends to perform the obligations of Company as and to the extent required under the Assigned Agreement and (iii) upon execution of such new Assigned Agreement, the Collateral Agent or a Permitted Transferee designated by the Collateral Agent cures any outstanding payment and performance defaults under the Assigned Agreement, excluding any performance defaults which by their nature are incapable of being cured. References in this Consent to the “Assigned Agreement” shall be deemed also to refer to the new Assigned Agreement in such cases where this Consent remains in effect.

2.5    Failure by contracting party to deliver default notice.

Except for a delay in the commencement of the cure period for the Collateral Agent and a delay in Contracting Party’s ability to terminate the Assigned Agreement (in each case only if Contracting Party fails to deliver a notice of a Company Event of Default to the Collateral Agent pursuant to the terms of this Consent), failure of Contracting Party to deliver a notice of a Company Event of Default shall not waive Contracting Party’s right to take any action under the Assigned Agreement and will not subject Contracting Party to any damages or liability for failure to provide such notice.

ARTICLE 3.
PAYMENTS UNDER THE ASSIGNED AGREEMENT

Contracting Party will pay all amounts payable by it under the Assigned Agreement or in connection therewith in the manner and as and when required by the Assigned Agreement pursuant to the wiring instructions provided in Schedule A, or to such other Person or account as may be specified from time to time by the Collateral Agent to Contracting Party in writing; provided that, to the extent Collateral Agent specifies a payment account other than as set forth in Schedule A, such account and the holder of such account must first complete all applicable “know your customer” and anti-money laundering requirements of Contracting Party. Each of Company, Contracting Party and the Collateral Agent agrees that each such payment by Contracting Party to such other Person or account as specified by the Collateral Agent to Contracting Party in writing shall satisfy Contracting Party’s corresponding payment obligation under the Assigned Agreement.

Confidential

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF CONTRACTING PARTY

Contracting Party makes the following representations and warranties in favor of the Collateral Agent as of the date hereof.

4.1    Organization.

Contracting Party is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing, has the power to execute and deliver this Consent and the Assigned Agreement and to perform its obligations under this Consent and the Assigned Agreement, and has taken all necessary action to authorize such execution, delivery and performance.

4.2    Authorizations.

4.3    All governmental and other authorizations, approvals, registrations, consents, notices and filings that are required to have been obtained or submitted by Contracting Party with respect to this Consent and the Assigned Agreement (including any internal authorizations, approvals and consents required by Contracting Party under its organizational documents) have been obtained or submitted and are in full force and effect, and all conditions of this Consent and the Assigned Agreement have been obtained or submitted and are in full force and effect, and all conditions of any such authorizations, approvals, registrations, consents, notices and filings have been complied with, in all material respects.Execution and Delivery; Binding Agreements.

Each of this Consent and the Assigned Agreement has been duly executed and delivered on behalf of Contracting Party by the appropriate officers or authorized representatives of Contracting Party and Contracting Party’s obligations under this Consent and the Assigned Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law).

4.4    Compliance with Other Instruments, Etc.

The execution, delivery and performance by Contracting Party of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby do not violate or conflict with any Applicable Law(s) in any material respect, any provision of its constitutional documents, order or judgment of any court or Governmental Authority or, in any material respect, any contractual restriction binding on or affecting it or any of its assets. Contracting Party is not bound by any agreement that would preclude or hinder its execution, delivery, or performance of this Consent and the Assigned Agreement.

4.5    No Default or Amendment.

4.5.1    No Event of Default (as defined in the Assigned Agreement) with respect to Contracting Party or, to Contracting Party’s knowledge, any other party to the Assigned Agreement, has occurred and is continuing. To Contracting Party’s knowledge, no event or condition now exists which would either immediately, or which would, with the passage of any applicable grace period or giving of notice, or both, constitute an Event of Default under the Assigned Agreement.

4.5.2    As of the date hereof, to Contracting Party’s knowledge, all payments that are required under the Assigned Agreement to have been made by any party thereto have been made. Contracting Party and, to Contracting Party’s knowledge, each other party to the Assigned Agreement has complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement, except to the extent any such conditions precedent have been waived by the party or parties to the Assigned Agreement not obligated by such conditions precedent.

4.5.3    The Assigned Agreement has not been amended, modified or supplemented in any manner, except as listed in Schedule C.

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4.6    No Previous Assignments.

Contracting Party has no notice of, and has not consented to, any previous assignment by Company of all or any part of its rights under the Assigned Agreement which has not been terminated as of the date of this Consent, except as listed in Schedule D.

4.7    Representations and Warranties.

All representations and warranties made by Contracting Party to Company in the Assigned Agreement were true and correct in all material respects as of the date when made, except to the extent such representations and warranties were made expressly as of a specific date, and are true and correct in all material respects as of the date of this Consent.

ARTICLE 5.
ADDITIONAL PROVISIONS

5.1    No Representation or Warranty.

Company and the Collateral Agent each recognizes and acknowledges that Contracting Party makes no representation or warranty, express or implied, that Company has any right, title or interest in the Assigned Agreement or as to the priority of the assignment for security purposes of the Assigned Agreement. The Collateral Agent is responsible for satisfying itself as to the existence and extent of Company’s right, title and interest in the Assigned Agreement and the Collateral Agent releases Contracting Party from any liability resulting from the assignment for security purposes of the Assigned Agreement.

ARTICLE 6.
MISCELLANEOUS

6.1    Notices.

All notices and other communications hereunder shall be in writing, and shall be deemed given upon receipt thereof by the party or parties to whom such notice is addressed, if sent by first class mail, by personal delivery, by a nationally recognized courier service, or by facsimile, email or other electronic means, and, in each case, shall be directed to the applicable party at its address as set forth in Schedule B or such other address or addresses as any such party may designate by notice given pursuant hereto.

6.2    Governing Law.

THIS CONSENT IS MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK.

6.3    Submission to Jurisdiction.

EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.

Each of Contracting Party, Company and the Collateral Agent further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Contracting Party, Company or the Collateral Agent, as the case may be, at its notice address provided pursuant to Section 6.1 hereof and that such service shall be effective five (5) Business Days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

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6.4    Waiver of Trial by Jury.

SHOULD ANY PARTY HERETO INITIATE LITIGATION REGARDING ANY ASPECT OF THIS CONSENT, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR OTHER PROCEEDING ARISING OUT OF OR RELATED TO THIS CONSENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO IN ENTERING INTO THIS CONSENT.

6.5    Counterparts.

This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.6    Headings Descriptive.

The headings of the several sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

6.7    Severability.

In case any provision in or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.8    Amendment, Waiver.

Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Contracting Party, Company and the Collateral Agent.

6.9    Termination.

The obligations hereunder of the parties hereto are absolute and unconditional, and no termination shall be effective except by an instrument in writing signed by Contracting Party, Company and the Collateral Agent; provided that all rights and obligations of the parties hereto shall terminate upon the satisfaction or discharge of all the obligations secured pursuant to the Security Agreement.

6.10    Successors and Assigns.

This Consent shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

6.11    Third Party Beneficiaries; Further Assurances.

This Consent shall be for the sole benefit of the parties hereto and the Secured Parties, and their respective successors and assigns. Each of the parties hereto hereby agrees to execute and deliver all such instruments and take all such action as may be reasonably necessary to effectuate fully the purposes of this Consent.

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6.12    Entire Agreement.

This Consent and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Consent and any such agreement, document or instrument, the terms, conditions and provisions of this Consent shall prevail.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties to this Consent have caused it to be duly executed and delivered as of the date first written above.

BP Canada Energy Marketing Corp., as Contracting Party

By:
Name: Title:

BP Products North America Inc., as Contracting Party

By:
Name: Title:

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Gevo NW Iowa RNG, LLC, as Company

By:
Name: Title:

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Accepted and Agreed:

[COLLATERAL AGENT]
as the Collateral Agent for the Secured Parties

By: _________________________________
Name:
Title:

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Schedule A
to Consent and Agreement

Wiring Instructions

[Insert wiring instructions]

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Schedule B
to Consent and Agreement

Notice Addresses

If to Company:

Gevo NW Iowa RNG, LLC
Attn: Tim Cesarek
345 Inverness Drive South
Building C, Suite 310
Englewood, Colorado 80112
Email: tcesarek@gevo.com

With a copy to:

Gevo NW Iowa RNG, LLC
345 Inverness Drive South
Building C, Suite 310
Englewood, Colorado 80112
Attention: General Counsel
Email: GWilliams@gevo.com

If to Contracting Party:

BP Canada Energy Marketing Corp.

Attn: John Armstrong

30 S. Wacker Drive

Chicago, IL 60606

With a copy to:

BP Products North America Inc.

30 S. Wacker Drive, Suite 900

Chicago, IL 60606

Attn: GOA Legal

Email: GOALegalNotices@bp.com

If to the Collateral Agent:

[________________]
[________________]
Attention: [_____________________]
Phone: [________________]
Fax: [_________________]
Email: [____________________]

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Schedule C
to Consent and Agreement

Amendments to the Assigned Agreement

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Schedule D
to Consent and Agreement

Assignments by Company of its Rights under the Assigned Agreement